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                                                                    Exhibit 23.1

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-_________) pertaining to the eSylvan, Inc. Omnibus Stock Plan, of our report dated February 9, 2001, except for the Note 13, as to which the date is March 2, 2001, with respect to the financial statements of eSylvan, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP

Baltimore, Maryland
February 14, 2002